EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION
                      906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Lee Cole, Chief Executive Officer of Bioaccelerate Holdings, Inc. (the Company) and Linden J.H. Boyne, Chief Financial Officer of the Company, do each certify, pursuant to 18 U.S.C. ss. 1350, that:

1. The annual report on Form 10-KSB of the Company (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Lee Cole
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Lee Cole
Chief Executive Officer
September 16, 2005


/s/ Linden J H Boyne.
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Linden J H Boyne
Chief Financial Officer
September 16, 2005


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